AGREEMENT AND PLAN OF REORGANIZATION

   AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement and Plan"), made as of this 1st day of June, 1999, by and between Franklin Managed Trust
("Managed Trust"), a business trust created under the laws of the Commonwealth of Massachusetts in 1986, with its principal place of business at 777 Mariners Island Boulevard, San Mateo, California 94404, on behalf of its series Franklin Investment Grade Income Fund (the "Investment Grade Fund"), and Franklin Strategic Series ("Strategic Series"), a business trust created under the laws of the State of Delaware in 1991, with its principal place of business at 777 Mariners Island Boulevard, San Mateo, California 94404, on behalf of its series Franklin Strategic Income Fund ("Strategic Income Fund").

                            PLAN OF REORGANIZATION

   The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by Strategic Series on behalf of Strategic Income Fund of substantially all of the property, assets and goodwill of Investment Grade Fund in exchange solely for shares of beneficial interest, par value of $0.01 per share, of Strategic Income Fund - Class A ("Strategic Income Fund Class A Shares") and shares of beneficial interest, par value of $.01 per share, of Strategic Income Fund - Advisor Class ("Strategic Income Fund Advisor Class Shares"); (ii) the distribution of (a) Strategic Income Fund Class A Shares to the shareholders of Class A shares of Investment Grade Fund; and (b) Strategic Income Fund Advisor Class Shares to the shareholders of Advisor Class shares of Investment Grade Fund according to their respective interests; and (iii) the subsequent dissolution of Investment Grade Fund as soon as practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement and Plan hereinafter set forth.

                                  AGREEMENT

   In order to consummate the Plan of Reorganization and in consideration of the promises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. SALE AND TRANSFER OF ASSETS, LIQUIDATION AND DISSOLUTION OF INVESTMENT GRADE FUND.

   (a) Subject to the terms and conditions of this Agreement and Plan, and in reliance on the representations and warranties of the Strategic Series herein contained, and in consideration of the delivery by Strategic Series of the number of its Strategic Income Fund Class A Shares and Strategic Income Fund Advisor Class Shares hereinafter provided, Managed Trust, agrees that it will convey, transfer and deliver to Strategic Series at the Closing all of Investment Grade Fund's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay the costs and expenses of carrying out this Agreement and Plan (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on Investment Grade Fund's books as liability reserves; (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date; and (iii) pay such contingent liabilities as the Board of Trustees shall reasonably deem to exist against Investment Grade Fund, if any, at the Closing Date, for which contingent and other appropriate liabilities reserves shall be established on Investment Grade Fund's books (hereinafter "Net Assets"). Investment Grade Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date.

   (b) Subject to the terms and conditions of this Agreement and Plan, and in reliance on the representations and warranties of Managed Trust herein contained, and in consideration of such sale, conveyance, transfer, and delivery, Strategic Series agrees at the Closing to deliver to Managed Trust:
(i) the number of Strategic Income Fund Class A Shares determined by dividing the net asset value per share of Investment Grade Fund Class A Shares by the net asset value per share of Strategic Income Fund Class A Shares, and multiplying the result thereof by the number of outstanding Investment Grade Fund Class A Shares, as of 1:00 p.m. Pacific time on the Closing Date; and
(ii) the number of Strategic Income Fund Advisor Class Shares determined by dividing the net asset value per share of Investment Grade Fund Advisor Class Shares by the net asset value per share of Strategic Income Fund Advisor Class Shares, and multiplying the result thereof by the number of outstanding Investment Grade Fund Advisor Class Shares, as of 1:00 p.m. Pacific time on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

   (c) Immediately following the Closing, Managed Trust shall dissolve Investment Grade Fund and distribute pro rata to the shareholders of
Investment Grade Fund of record as of the close of business on the Closing Date, the Strategic Income Fund Class A Shares and Strategic Income Fund Advisor Class Shares to be delivered to Managed Trust pursuant to this
Section 1. Such liquidation and distribution shall be accomplished by the establishment of accounts on the share records of Strategic Series relating to Strategic Income Fund and noting in such accounts of the type and amounts of such Strategic Income Fund shares which such former Investment Grade Fund shareholders are due based on their respective holdings of Investment Grade Fund as of the close of business on the Closing Date. Fractional Strategic Income Fund shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of Investment Grade Fund shall be entitled to surrender the same to the transfer agent for Strategic Income Fund in exchange for the number of Strategic Income Fund Class A Shares or Strategic Income Fund Advisor Class Shares into which the shares of the Investment Grade Fund theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Strategic Income Fund Class A Shares or Strategic Income Fund Advisor Class Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of Investment Grade Fund shall be deemed for all Strategic Income Fund's purposes to evidence ownership of the number of Strategic Income Fund Class A Shares or Strategic Income Fund Advisor Class Shares into which the shares of beneficial interest of Investment Grade Fund (which prior to the Closing were represented thereby) have been converted.

2. VALUATION.

   (a) The value of Investment Grade Fund's Net Assets to be acquired by Strategic Income Fund hereunder shall be computed as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Investment Grade Fund's currently effective prospectus.

   (b) The net asset value of a share of beneficial interest of Strategic Income Fund Class A or Strategic Income Fund Advisor Class shall be determined to the nearest full cent as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Strategic Income Fund's currently effective prospectus.

   (c) The net asset value of a share of beneficial interest of Investment Grade Fund Class A Shares and Investment Grade Fund Advisor Class Shares shall be determined to the fourth decimal place as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Investment Grade Fund's currently effective prospectus.

3. CLOSING AND CLOSING DATE.

   The Closing Date shall be August 12, 1999, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Strategic Series at 2:00 p.m. Pacific time on the Closing Date. Managed Trust shall have provided for delivery, as of the Closing, those net assets of Investment Grade Fund to be transferred to Strategic Income Fund's Custodian, Bank of New York, Mutual Funds Division, 90 Washington Street, New York, NY 10286. Also, Managed Trust shall deliver at the Closing a list of names and addresses of the shareholders of record of Investment Grade Fund Class A Shares and Investment Grade Fund Advisor Class Shares and the number of shares of beneficial interest owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 1:00 p.m. Pacific time on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. Strategic Income Fund shall issue and deliver a certificate or certificates evidencing the shares of beneficial interest of Strategic Income Fund to be delivered to said transfer agent registered in such manner as Managed Trust may request, or provide evidence satisfactory to Managed Trust that such Strategic Income Fund Shares have been registered in an account on the books of Strategic Income Fund in such manner as Managed Trust may request.

4. REPRESENTATIONS AND WARRANTIES BY MANAGED TRUST ON BEHALF OF INVESTMENT GRADE FUND.

   Managed Trust on behalf of Investment Grade Fund represents and warrants to Strategic Series that:

   (a) Managed Trust is a business trust created under the laws of the Commonwealth of Massachusetts on July 15, 1986, and is validly existing and in good standing under the laws of that commonwealth. Managed Trust is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and all of Investment Grade Fund's shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold, if any, pursuant to the private offering exemption for the purpose of raising the required initial capital.

   (b) Managed Trust is authorized to issue an unlimited number of shares of beneficial interest, par value of $0.01 per share, each outstanding share of which is fully paid, non-assessable, fully transferable and has full voting rights. The Trust currently issues shares of two (2) series, which are offered in Classes A, B, C and/or Advisor Class, depending on the particular series. Investment Grade Fund offers two classes of shares, Class A and Advisor Class. Managed Trust is authorized to issue an unlimited number of shares of beneficial interest of each series.

   (c) The financial statements appearing in Managed Trust's Annual Report to Shareholders for the fiscal year ended September 30, 1998, audited by Tait, Weller & Baker, copies of which have been delivered to Strategic Series, fairly present the financial position of Investment Grade Fund as of such date and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

   (d) The books and records of Investment Grade Fund made available to Strategic Income Fund and/or its counsel accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Investment Grade Fund.

   (e) Managed Trust has the necessary power and authority to conduct Investment Grade Fund's business as such business is now being conducted.

   (f) Managed Trust is not a party to or obligated under any provision of the Trust's Amended and Restated Agreement and Declaration of Trust or By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree that would be violated by the Trust's execution of or performance under this Agreement and Plan.

   (g) Managed Trust has elected to treat Investment Grade Fund as a regulated investment company ("RIC") for federal income tax purposes under
Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and Investment Grade Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date.

5. REPRESENTATIONS AND WARRANTIES BY STRATEGIC SERIES ON BEHALF OF STRATEGIC INCOME FUND.

   Strategic Series on behalf of Strategic Income Fund represents and warrants to the Managed Trust that:

   (a) Strategic Series is a business trust created under the laws of the State of Delaware on January 25, 1991, and is validly existing and in good standing under the laws of that state. Strategic Series is duly registered under the 1940 Act as an open-end, management investment company and all of Strategic Income Fund's shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold, if any, pursuant to the private offering exemption for the purpose of raising the required initial capital.

   (b) Strategic Series is authorized to issue an unlimited number of shares of beneficial interest, par value of $0.01 per share, and each outstanding share of which is fully paid, non-assessable, fully transferable, and has full voting rights. Strategic Series currently issues shares of nine
(9) series, which are offered in Classes A, B, C and/or Advisor Class, depending on the particular series. Strategic Income Fund offers four classes of shares, Class A, B, C and Advisor Class. Strategic Income Fund shares to be issued pursuant to this Agreement and Plan will be fully paid, non-assessable, freely transferable and have full voting rights.

   (c) At the Closing, Strategic Income Fund shares will be eligible for offering to the public in those states of the United States and jurisdictions in which the shares of Investment Grade Fund are presently eligible for offering to the public, and there are a sufficient number of Strategic Income Fund shares registered under the 1933 Act to permit the transfers contemplated by this Agreement and Plan to be consummated.

   (d) The financial statements appearing in Strategic Series' Annual Report to Shareholders for the fiscal year ended April 30, 1998, audited by Coopers & Lybrand L.L.P., and the Semi-Annual Report to Shareholders for the periods ended October 31, 1998, copies of which have been delivered to Managed Trust, fairly present the financial position of Strategic Income Fund as of such date and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

   (e) Strategic Series has the necessary power and authority to conduct Strategic Income Fund's business as such business is now being conducted.

   (f) Strategic Series is not a party to or obligated under any provision of the Trust's Agreement and Declaration of Trust or By-Laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by the Trust's execution of or performance under this Agreement and Plan.

   (g) Strategic Series has elected to treat Strategic Income Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, and Strategic Income Fund has qualified as a RIC for each taxable year since its inception, and will qualify as a RIC as of the Closing Date.

6. REPRESENTATIONS AND WARRANTIES BY MANAGED TRUST AND STRATEGIC SERIES ON BEHALF OF THEIR RESPECTIVE FUNDS.

   Managed Trust and Strategic Series each represents and warrants to the other that:

   (a) The statement of assets and liabilities to be furnished by each of Managed Trust and Strategic Series as of 1:00 p.m. Pacific time on the Closing Date for the purpose of determining the number of Strategic Income Fund Class A Shares and Strategic Income Fund Advisor Class Shares to be issued pursuant to Section 1 of this Agreement and Plan will accurately reflect the net assets in the case of Investment Grade Fund and the net assets in the case of Strategic Income Fund, and outstanding shares, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

   (b) At the Closing, Investment Grade Fund and Strategic Income Fund each will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in "(a)" above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

   (c) Except as disclosed in its currently effective prospectus, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against the funds.

   (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by the funds.

   (e) The execution, delivery, and performance of this Agreement and Plan have been duly authorized by all necessary action of each Trust's Board of Trustees, and this Agreement and Plan constitutes a valid and binding obligation enforceable in accordance with its terms.

   (f) Each fund, respectively, anticipates that consummation of this Agreement and Plan will not cause Investment Grade Fund, in the case of Managed Trust, and Strategic Income Fund, in the case of Strategic Series, to fail to conform to the requirements of Subchapter M of the Code for federal income taxation as a RIC at the end of its fiscal year.

   (g) Each fund has the necessary power and authority to conduct its business as such business is now being conducted.

7. COVENANTS OF MANAGED TRUST AND STRATEGIC SERIES.

   (a) Managed Trust, on behalf of Investment Grade Fund, and Strategic Series on behalf of Strategic Income Fund, each covenant to operate their respective businesses as presently conducted between the date hereof and the Closing.

   (b) Managed Trust undertakes that it will not acquire Investment Grade Fund shares for the purpose of making distributions thereof to anyone other than Investment Grade Fund shareholders.

   (c)    Managed  Trust  undertakes  that,  if  this  Agreement  and  Plan is
consummated,   it  will  dissolve   Investment  Grade  Fund  and  rescind  the
establishment of Investment Grade Fund as a series of Managed Trust.

   (d) Managed Trust and Investment Grade Fund each agree that, by the Closing, all of their federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

   (e) At the Closing, Managed Trust will provide Strategic Series with a copy of the shareholder ledger accounts of Investment Grade Fund, certified by its transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of Investment Grade Fund's shares as of 1:00 p.m. Pacific time on the Closing Date who are to become shareholders of Strategic Income Fund as a result of the transfer of assets that is the subject of this Agreement and Plan.

   (f) Managed Trust agrees to mail to each shareholder of record entitled to vote at the meeting of Investment Grade Fund's shareholders at which action on this Agreement and Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a Combined Prospectus and Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

   (g) Strategic Series will file with the U.S. Securities and Exchange Commission a registration statement on Form N-14 under the 1933 Act relating to the Strategic Income Fund Shares issuable hereunder ("Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of Investment Grade Fund's shareholders' meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8. CONDITIONS PRECEDENT TO BE FULFILLED BY MANAGED TRUST AND STRATEGIC SERIES.

 The obligations of Managed Trust and Strategic Series to effectuate this Agreement and Plan and the Plan of Reorganization hereunder shall be subject to the following respective conditions:

   (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Agreement and Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

   (b) That each party shall have delivered to the other party a copy of the resolutions approving this Agreement and Plan adopted by its Board of Trustees, certified by its Secretary or equivalent officer.

   (c) That the U.S. Securities and Exchange Commission shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan of Reorganization under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

   (d) That this Agreement and Plan and the Plan of Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of Investment Grade Fund at an annual or special meeting or any adjournment thereof.

   (e) That each party shall have declared a distribution or distributions prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its net investment income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 1:00 p.m. Pacific time on the Closing Date; and (ii) any undistributed net investment income and net realized capital gains from any period to the extent not otherwise declared for distribution.

   (f) That there shall be delivered to Managed Trust and Strategic Series an opinion from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Managed Trust and Strategic Series, to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Agreement and Plan and based upon certificates of the officers of Managed Trust and Strategic Series with regard to matters of fact:

      (1) The acquisition by Strategic Income Fund of substantially all the assets of Investment Grade Fund as provided for herein in exchange for Strategic Income Fund shares will qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and Investment Grade Fund and Strategic Income Fund will each be a party to the respective reorganization within the meaning of Section 368(b) of the Code;

      (2) No gain or loss will be recognized by Investment Grade Fund upon the transfer of substantially all of its assets to Strategic Income Fund in exchange solely for voting shares of Strategic Income Fund (Sections 361(a) and 357(a)). No opinion, however, will be expressed as to whether any accrued market discount will be required to be recognized as ordinary income pursuant to Section 1276 of the Code;

      (3) No gain or loss will be recognized by Strategic Income Fund upon the receipt of substantially all of the assets of Investment Grade Fund in exchange solely for voting shares of Strategic Income Fund (Section 1032(a));

      (4) The basis of the assets of Investment Grade Fund received by Strategic Income Fund will be the same as the basis of such assets to Investment Grade Fund immediately prior to the exchange (Section 362(b));

      (5) The holding period of the assets of Strategic Income Fund received by Investment Grade Fund will include the period during which such assets were held by Investment Grade Fund (Section 1223(2));

      (6) No  gain  or  loss  will  be  recognized  to  the   shareholders  of
Investment Grade Fund upon the exchange of their shares in Investment Grade Fund for voting shares of Strategic Income Fund (Section 354(a));

      (7) The  basis  of  the  Strategic   Income  Fund  shares   received  by
Investment Grade Fund's shareholders shall be the same as the basis of the shares of Investment Grade Fund exchanged therefor (Section 358(a)(1));

      (8) The holding period of Strategic Income Fund shares received by Investment Grade Fund's shareholders (including fractional shares to which they may be entitled) will include the holding period of Investment Grade Fund's shares surrendered in exchange therefor, provided that Investment Grade Fund's shares were held as a capital asset on the date of the exchange (Section 1223(1)); and

      (9) Strategic Income Fund will succeed to and take into account as of the date of the proposed transfer (as defined in Section 1.381(b)-1(b) of the Income Tax Regulations) the items of Investment Grade Fund described in
Section 381(c) of the Code (as defined in Section 1.381(b)-1(b) of the Income Tax Regulations), subject to the conditions and limitations specified in Sections 381(b) and (c), 382, 383 and 384 of the Code and the Income Tax Regulations thereunder.

   (g) That Strategic Series, on behalf of Strategic Income Fund, shall have received an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Managed Trust, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

      (1) Investment Grade Fund is a diversified series of Managed Trust which was organized as a business trust under the laws of the Commonwealth of Massachusetts on July 15, 1986, and is validly existing and in good standing under the laws of that commonwealth;

      (2) Managed Trust is authorized to issue an unlimited number of shares of beneficial interest of its series, Investment Grade Fund, par value of $0.01 per share, which series is subdivided into two (2) classes of shares, Class A and Advisor Class. Assuming that the initial shares of beneficial interest were issued in accordance with the 1940 Act and the Amended and Restated Agreement and Declaration of Trust and By-Laws of Managed Trust, and that all other outstanding shares of Investment Grade Fund were sold, issued and paid for in accordance with the terms of Investment Grade Fund's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, fully transferable and has full voting rights;

      (3) Managed Trust is an open-end investment company of the management type registered as such under the 1940 Act;

      (4) Except as disclosed in Investment Grade Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Investment Grade Fund, the unfavorable outcome of which would materially and adversely affect Managed Trust or Investment Grade Fund;

      (5) All actions required to be taken by Managed Trust to authorize this Agreement and Plan and to effect the Plan of Reorganization contemplated hereby have been duly authorized by all necessary action on the part of Managed Trust; and

      (6) Neither the execution, delivery, nor performance of this Agreement and Plan by Managed Trust violates any provision of its Amended and Restated Agreement and Declaration of Trust or By-Laws, or the provisions of any agreement or other instrument known to such counsel to which the Managed Trust is a party or by which Managed Trust on behalf of Investment Grade Fund is otherwise bound; this Agreement and Plan is the legal, valid and binding obligation of Managed Trust and is enforceable against Managed Trust in accordance with its terms.

   In giving the opinions set forth above, counsel may state that it is relying on certificates of the officers of Managed Trust and/or Investment Grade Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Managed Trust and Investment Grade Fund.

   (h)    That  Managed  Trust on behalf of  Investment  Grade Fund shall have received an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Strategic Series, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

      (1) Strategic Income Fund is a non-diversified series of Strategic Series, which was organized as a business trust under the laws of the State of Delaware on January 25, 1991, and is validly existing and in good standing under the laws of that state;

      (2) Strategic Series is authorized to issue an unlimited number of shares of beneficial interest of its series, Strategic Income Fund, par value of $0.01 per share, which is further subdivided into four (4) classes of shares, Classes A, B, C and Advisor Class. Assuming that the initial shares of beneficial interest were issued in accordance with the 1940 Act, and the Agreement and Declaration of Trust and By-Laws of Strategic Series, and that all other outstanding shares of Strategic Income Fund were sold, issued and paid for in accordance with the terms of Strategic Income Fund's prospectus in effect at the time of such sales, each such outstanding share of Strategic Income Fund is fully paid, non-assessable, freely transferable and has full voting rights;

      (3) Strategic   Series  is  an  open-end   investment   company  of  the
management type registered as such under the 1940 Act;

      (4) Except as disclosed in Strategic Income Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Strategic Income Fund, the unfavorable outcome of which would materially and adversely affect Strategic Series and/or Strategic Income Fund;

      (5) Strategic Income Fund shares to be issued pursuant to the terms of this Agreement and Plan have been duly authorized and, when issued and delivered as provided in this Agreement and Plan, will have been validly issued and fully paid and will be non-assessable by Strategic Income Fund;

      (6) All actions required to be taken by Strategic Series and/or Strategic Income Fund to authorize this Agreement and Plan and to effect the Plan of Reorganization contemplated hereby have been duly authorized by all necessary corporate action on the part of Strategic Series and Strategic Income Fund;

      (7) Neither the execution, delivery, nor performance of this Agreement and Plan by Strategic Series and/or Strategic Income Fund violates any provision of its Agreement and Plan and Declaration of Trust, its By-Laws, or the provisions of any agreement or other instrument known to such counsel to which Strategic Series is a party or by which Strategic Series on behalf of Strategic Income Fund is otherwise bound; this Agreement and Plan is the legal, valid and binding obligation of Strategic Series and is enforceable against Strategic Series in accordance with its terms; and

      (8) The registration statement of which the prospectus, dated September 1, 1998 as amended January 1, 1999, of Strategic Income Fund's Class A, B and C is a part (the "Prospectus") is, at the time of the signing of this Agreement and Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to such counsel's attention that causes it to believe that, at the time the Prospectus became effective, or at the time of the signing of this Agreement and Plan, or at the Closing, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

   In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Strategic Series with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Strategic Series.

   (i) That Managed Trust on behalf of Investment Grade Fund shall have received a certificate from the President and Secretary of Strategic Series to the effect that the statements contained in Strategic Income Fund's Prospectus, at the time the Prospectus became effective, at the date of the signing of this Agreement and Plan, and at the Closing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   (j) That Strategic Series' Registration Statement relating to the Strategic Income Fund Class A Shares and Strategic Income Fund Advisor Class Shares to be delivered to the Investment Grade Fund's shareholders in accordance with this Agreement and Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

   (k) That the Strategic Income Fund Class A Shares and Strategic Income Fund Advisor Class Shares to be delivered hereunder shall be eligible for sale by Strategic Income Fund with each state commission or agency with which such eligibility is required in order to permit the shares lawfully to be delivered to each Investment Grade Fund shareholder.

   (l) That, at the Closing, Managed Trust, on behalf of Investment Grade Fund, transfers to Strategic Income Fund aggregate Net Assets of Investment Grade Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Investment Grade Fund on the Closing Date.

9. BROKERAGE FEES AND EXPENSES.

   (a)    Managed  Trust  and  Investment   Grade  Fund  each  represents  and
warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

   (b) The expenses of entering into and carrying out the provisions of this Agreement and Plan shall be borne one-quarter by Investment Grade Fund, one-quarter by Strategic Income Fund, one-quarter by Franklin Advisers, Inc. and one-quarter by Franklin Advisory Services, LLC.

10. TERMINATION; POSTPONEMENT; WAIVER; ORDER.

   (a) Anything contained in this Agreement and Plan to the contrary notwithstanding, this Agreement and Plan may be terminated and the Plan of Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of Investment Grade Fund) prior to the Closing or the Closing may be postponed as follows:

      (1) by mutual consent of Managed Trust and Strategic Series;

      (2) by Managed Trust if any condition of its or Investment Grade Fund's obligations set forth in Section 8 has not been fulfilled or waived; or

      (3) by Strategic Series if any condition of its or Strategic Income Fund's obligations set forth in Section 8 has not been fulfilled or waived.

   An election by Managed Trust, on behalf of Investment Grade Fund, or Strategic Series, on behalf of Strategic Income Fund to terminate this Agreement and Plan and to abandon the Plan of Reorganization shall be exercised by the respective Board of Trustees.

   (b) If the transactions contemplated by this Agreement and Plan have not been consummated by December 31, 1999, the Agreement and Plan shall automatically terminate on that date, unless a later date is agreed to by both Managed Trust and Strategic Series.

   (c) In the event of termination of this Agreement and Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and neither Managed Trust, Strategic Series, Investment Grade Fund nor Strategic Income Fund, nor their trustees, officers, agents or shareholders shall have any liability in respect of this Agreement and Plan.

   (d) At any time prior to the Closing, any of the terms or conditions of this Agreement and Plan may be waived by the party who is entitled to the benefit thereof by action taken by that party's Board of Trustees, as applicable, if, in the judgment of such Board, such action or waiver will not have a material adverse affect on the benefits intended under this Agreement and Plan to its shareholders, on behalf of whom such action is taken.

   (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Plan of Reorganization, and neither Managed Trust, Strategic Series, Investment Grade Fund nor Strategic Income Fund, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing. This provision shall not protect any officer, trustee or director, agent or shareholder of Managed Trust,
Strategic Series, Investment Grade Fund or Strategic Income Fund against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

   (f) If any order or orders of the U.S. Securities and Exchange Commission with respect to this Agreement and Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of Managed Trust or Strategic Series to be acceptable, such terms and conditions shall be binding as if a part of this Agreement and Plan without further vote or approval of the shareholders of Investment Grade Fund, unless such terms and conditions shall result in a change in the method of computing the number of Strategic Income Fund shares to be issued to Investment Grade Fund in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of Investment Grade Fund prior to the meeting at which the transactions contemplated by this Agreement and Plan shall have been approved, this Agreement and Plan shall not be consummated and shall terminate unless Investment Grade Fund shall promptly call a special meeting of shareholders at which such conditions so imposed shall be submitted for approval.

11. ENTIRE AGREEMENT AND AMENDMENTS.

   This Agreement and Plan embodies the entire Agreement between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement and Plan may be amended only by mutual consent of the parties in writing. Neither this Agreement and Plan nor any interest herein may be assigned without the prior written consent of the other party.

12. COUNTERPARTS.

   This Agreement and Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

13. NOTICES.

   Any notice, report, or demand required or permitted by any provision of this Agreement and Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Franklin Managed Trust at 777 Mariners Island Boulevard, P. O. Box 7777, San Mateo, CA 94403-7777, Attention: Secretary, or Franklin Strategic Series at
777  Mariners  Island  Boulevard,  P.O.  Box 7777,  San  Mateo CA  94403-7777,
Attention: Secretary, as the case may be.

14. GOVERNING LAW.

   This Agreement and Plan shall be governed by and carried out in accordance with the laws of the Commonwealth of Massachusetts.

   IN WITNESS WHEREOF, Franklin Managed Trust on behalf of Franklin Investment Grade Income Fund, and Franklin Strategic Series, on behalf of Franklin Strategic Income Fund, have each caused this Agreement and Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

                                      FRANKLIN MANAGED TRUST, on behalf of
                                      Franklin Investment Grade Income Fund

Attest:


/s/ LEIANN NUZUM                      By: /s/ DEBORAH R.GATZEK
----------------------------------    -----------------------------------
Assistant Secretary                   Deborah R. Gatzek
                                      Vice President and Secretary

                                      FRANKLIN STRATEGIC SERIES, on behalf of
                                      Franklin Strategic Income Fund
Attest:
/s/ LEIANN NUZUM                      By: /s/ DEBORAH R.GATZEK
----------------------------------    -----------------------------------
Assistant Secretary                   Deborah R. Gatzek
                                      Vice President and Secretary